UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-212639

Maryland	81-2847976
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

On April 18, 2018, a subsidiary of Strategic Storage Trust IV, Inc. (the “Registrant”) entered into a purchase and sale agreement with unaffiliated third parties (the “Purchase Agreement”) for the acquisition of a portfolio of seven self storage facilities located in the State of Texas (the “Properties”). The information in this Item 1.01 description is qualified in its entirety by the full Purchase Agreement which is attached as Exhibit 10.1 hereto.

The purchase price for the Properties is $58.5 million, plus closing and acquisition costs.  The Registrant expects the acquisition of the Properties to close in the third or fourth quarter of 2018 and expects to fund the acquisition with a combination of net proceeds from the Registrant’s initial public offering, assumptions of existing loans and other potential future debt financing. A summary of the Properties is as follows:

Property	Address	Approx. Purchase Price	Approx. Sq. Ft. (net)	Approx. Units
The Woodlands #1	7474 Gosling Road, The Woodlands, Texas, 77382	$9,927,450	61,900	560
Katy	23250 Westheimer Parkway, Katy, Texas, 77494	$9,207,900	59,500	570
Humble	20535 W. Lake Houston Pkwy, Humble, Texas 77346	$7,411,950	100,300	560
The Woodlands #2	3750 FM 1488, The Woodlands, Texas 77384	$9,950,850	74,300	570
Houston	8415 Queenston Blvd, Houston, Texas 77095	$7,014,150	62,600	540
College Station	3101 Texas Avenue S., College Station, Texas 77845	$7,335,900	71,300	600
Cypress	27236 U.S. Highway 290, Cypress, Texas 77433	$7,651,800	65,800	530
TOTAL		$58,500,000	495,700	3,930

Pursuant to the Purchase Agreement, the Registrant will be obligated to purchase the Properties only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Properties generally based upon:

•	the ability of the Registrant to raise sufficient net proceeds from its offering or obtain debt or other financing;
•	approval from the existing lenders of the Registrant’s assumptions of the existing loans encumbering the Properties;
•	satisfactory completion of due diligence on the Properties and the sellers of the Properties;
•	approval by the board of directors of the Registrant to purchase the Properties;
•	satisfaction of the conditions to the acquisition in accordance with the Purchase Agreement; and
•	no material adverse changes relating to the Properties, the sellers of the Properties or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Properties. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to approximately $1.0 million in earnest money on the Properties.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Properties. Due to the considerable conditions to the consummation of the acquisition of the Properties, the Registrant cannot make any assurances that the closing of the Properties is probable.

Item 9.01.Financial Statements and Exhibits.

(d)      Exhibits.

10.1       Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, Inc.

Date: April 24, 2018	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer